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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Form S-8 File Nos. 333-134100 and 333-112282) of our reports dated December 12, 2007, with respect to the consolidated financial statements of Integrated Electrical Services, Inc. and the effectiveness of internal control over financial reporting of Integrated Electrical Services, Inc., included in this Annual Report (Form 10-K) for the year ended September 30, 2007.

/s/ ERNST & YOUNG LLP

Houston, Texas
December 12, 2007

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  Exhibit 23.1